                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference into the Company's previously filed Registration Statements on Form S-8 (File Nos. 333-49205, 333-64779 and 333-69273) and on Form S-3 (File Nos. 333-78249 and 333-96289) of
our report dated January 24, 2000, with respect to the consolidated financial statements as of December 31, 1999 and the year then ended included in the Freedom Securities Corporation Annual Report on Form 10-K for the year ended December 31, 1999.


                                             /s/ ERNST & YOUNG, LLP

New York, New York
March 24, 2000